SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                              AMENDMENT NO. 3 TO

                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           -------------------------

                        FBI FRESH BURGERS INTERNATIONAL
                 (Name of small business issuer in its charter)


      California                     5810                     91-2021594
(State of Incorporation) (Primary Standard Industrial     (I.R.S. Employer
                          Classification Code Number)      Identification No.:


                           827 State Street, Suite 14
                           Santa Barbara, CA 93101
                           (805) 560-1308 (PHONE)
                           (805) 560-3608 (FAX)

            (Address and telephone number of principal executive offices)
                           --------------------------

                           827 State Street, Suite 14
                           Santa Barbara, CA 93101
                           (805) 560-1308 (PHONE)
                           (805) 560-3608 (FAX)
(Address of principal place of business or intended principal place of business)
                           --------------------------
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                              KENNETH G. EADE
                              Attorney at Law
                         827 State Street, Suite 12
                         Santa Barbara, CA 93101
                         (805)560-9828 (PHONE)
                          (805) 560-3608 (TELECOPY)

           (Name, address and telephone number of agent for service)
                           --------------------------

                                   COPIES TO:

                              KENNETH G. EADE
                              Attorney at Law
                         827 State Street, Suite 12
                         Santa Barbara, CA 93101
                         (805)560-9828 (PHONE)
                         (805) 560-3608 (TELECOPY)
                           --------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /      /
                                                       -------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    /      /
                         -------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box: /      /
                               -------------
    THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.







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[CAPTION]
EXHIBIT

                             SUBSCRIPTION AGREEMENT
                        FBI Fresh Burgers International
                           827 State Street, Suite 14
                        Santa Barbara, California 93101

Gentlemen:

The undersigned has read the matters set forth in your prospectus dated ____________________, 2000. The undersigned represents as set forth below and subscribes to purchase ________Shares at $ ___ per Share, for $_______________,
subject to your acceptance of this subscription.   There is no minimum
contingency and proceeds may be utilized at the issuer's discretion. If any checks are delivered to any NASD member, the member must promptly, by noon of the next business day, transmit all checks received to the issuer or any person entitled thereto. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The State of New York_____

A State foreign to U.S.A._____

Dated:______________.

If not an individual:_________________________
Signature            _________________________

__________________________________________________
Name of Corporation, Trust, Print or type name of
or Partnership Signer
__________________________________________________
State where incorporated, P.O. Box or Street Address organized, or domiciled

__________________________________________________
Print Signer's Capacity, City, State and Zip Code
_________________________
Tax ID Number_________________________
Telefax and Phone Numbers ________________________
_________________________
Social Security

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Santa Barbara, state of California, on September 12, 2000.

                                    SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

     FBI Fresh Burgers International

       /s/   Artem Gotov
       -----------------------------------
By:    ARTEM GOTOV, President and Director

Date: January 25, 2001

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

       /s/  Agata Gotova
       -----------------------------------
By:         Agata Gotova


       /s/  Agata Gotova
       -----------------------------------
By:         Agata Gotov

       Date: February 28, 2001


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